SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 23, 2003


                                  FANSTEEL INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     1-8676                36-1058780
          --------                     ------                ----------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
      of incorporation )                                 Identification No.)

Number One Tantalum Place, North Chicago, Illinois            60064
--------------------------------------------------            -----
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (847) 689-4900


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Item 3.       Bankruptcy or Receivership.

         As previously reported, on January 15, 2002, Fansteel Inc. ("Fansteel" or the "Company") and its U.S. subsidiaries (together with Fansteel, the "Debtors") filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware. On November 17, 2003, the United States District Court for the District of Delaware (the "Court") entered an order confirming the Debtors' first amended joint reorganization plan, and on December 23, 2003, the Court entered a subsequent order (collectively, the "Confirmation Order") confirming the modifications to Fansteel's second amended joint reorganization plan (as modified, the "Plan"). A copy of the Plan (but excluding Plan exhibits) is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Confirmation Order (excluding exhibits) is attached hereto as Exhibit
99.2 and is incorporated herein by reference.

         On January 23, 2004 (the "Effective Date"), the Plan became effective.

     Set forth below is a summary of the material terms of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms under the Plan. The information set forth below is qualified in its entirety by reference to the Confirmation Order and the Plan. Capitalized terms used in this report but not defined herein shall have the same meanings as in the Plan.

Treatment of Claims and Interests under the Plan

         The Plan includes a number of distinct Classes of Claim and Interests for each of the particular Debtors all established in accordance with Section 1122(a) of the Bankruptcy Code.

         Under the Plan, allowed Administrative Expense Claims, DIP Facility Claims and Priority Claims will be paid in full in cash following the Effective Date, to the extent such claims are then due, or otherwise as such claims become due in the ordinary course of business. In addition, allowed Priority Tax Claims shall, at Fansteel's discretion, either be paid in full in cash as soon as practicable following the Effective Date or over a six year term, with interest, from the date of assessment.

         Under the Plan, secured creditors of the Debtors, other than the claims of the DIP Facility Claims of Congress and those secured creditors specifically provided for in the Plan, upon allowance of their claims, shall either (i) be paid in full in accordance with the terms of their respective agreements or otherwise on the Distribution Date, which date shall be no later than 20 days following the Effective Date, or such Debtor shall (ii) surrender any collateral to the respective secured creditors or (iii) make payments or grant liens amounting to the indubitable equivalent of the value of such holder's interest in the collateral securing such claims.


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         The Plan further  provides  that holders of allowed  general  unsecured claims against the Debtors shall receive on the Distribution Date (i) a cash payment equal to approximately 45-50% of their allowed claim based on an initial pro rata distribution from fixed cash pool of approximately $15.6 million funded from a portion of certain asset sale proceeds and a cash contribution from Fansteel of $3.1 million and (ii) a pro rata distribution of 55% of the new common stock of Fansteel (subject to dilution for issuances pursuant to an employee plan). Additional distributions of cash may follow based on the number and amount of the unsecured claims ultimately allowed.

         The Plan also provides for a convenience class for general unsecured claims totaling $1,500 or less which shall receive a cash distribution equal to 60% of the allowed claim.

         In accordance with the Plan, Fansteel has terminated the Fansteel Consolidated Employees' Pension Plan, a defined benefit pension plan covered under title IV of ERISA, effective as of December 15, 2003. Fansteel and the PBGC have entered into a settlement agreement pursuant to the Plan that provides that the PBGC will receive, in full satisfaction of the claims resulting from the pension plan termination, (i) a $9.5 million, non-interest bearing, 10-year, note from Reorganized Fansteel secured by land, buildings, and equipment owned by or used in connection with operations of Fansteel de Mexico and payable in equal annual installments of $750,000 for the first five (5) years of the term and, $1,150,000 for the last five (5) years of the term, together with (ii) distributions of cash and stock on account of a $1.5 million allowed general unsecured claim, and (iii) an additional 20% of the new common stock of Reorganized Fansteel (subject to dilution for issuances pursuant to an employee plan).

     The Plan also provides for settlement of various existing and potential environmental obligations of the Debtors. In particular, the Plan provides for the following treatment of environmental claims and obligations with respect to the various properties as set forth below in full satisfaction and release of all such environmental claims against and obligations of any Debtor or its successors:

     (a) Holders of environmental claims and/or obligations arising from or with respect to the property at Number Ten Tantalum Place, Muskogee, Oklahoma (the "Muskogee Facility") shall receive and/or be the beneficiaries of the remediation of the Muskogee Facility to be undertaken by FMRI, Inc. ("FMRI"), one of the Special Purpose Subsidiaries to be formed pursuant to the Plan. Pursuant to the Plan, the Muskogee Facility, consisting of Fansteel's real property and other assets associated with the operation will be transferred to FMRI, including, the OPDES Permit and the NRC Approvals issued pursuant to the Plan. FMRI will be solely and directly responsible for the monitoring and remedial actions to be undertaken with respect to the Muskogee Facility and the operations of FMRI shall be funded by a series of non-interest bearing notes issued to FMRI by Reorganized Fansteel as follows:


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                  (i) A $30.6 million  unsecured note maturing December 31, 2013 payable with mandatory minimum semi-annual payments and an annual payment, based on Excess Available Cash flow, as defined in the Plan. The initial payment of $250,000 was made on the Effective Date and will be followed by semi-annual payments of $700,000 (except that the first semi-annual payment following the Effective Date shall be in the amount of $450,000 taking into account the $250,000 paid on the Effective
         Date) and mandatory additional prepayments of up to a maximum of $4 million; and

                  (ii) a $4.2 million unsecured note (the "FMRI Secondary Note") to cover estimated costs of groundwater treatment and monitoring to be completed to a standard to be agreed upon between FMRI and the Nuclear Regulatory Commission (the "NRC"), maturing December 31, 2023 with annual payments of approximately $282,000 commencing on or about 1/1/2009 until maturity; and

                  (iii) an unsecured contingent note in an amount, to the extent necessary, reflecting additional costs to remediate soils (in excess of costs estimated in Amended Decommissioning Plan) and other additional costs required to complete the Amended Decommissioning Plan, and to remediate and monitor groundwater, which amount will be determined by Reorganized Fansteel, FMRI and the NRC following completion of additional site characterization during Phase 3 of Fansteel's Amended Decommissioning Plan and subject to the terms and conditions of Fansteel's NRC License. (It is anticipated that if a FMRI contingent note is required, it will be issued in 2012.)

         In the event that Reorganized Fansteel is unable to timely and/or fully fund FMRI's remediation obligations under the Amended Decommissioning Plan in any given year, then FMRI may draw up to $2 million from an existing decommissioning trust established in accordance with the Amended Standby Trust Agreement with the NRC. The draws against the decommissioning trust may be made on a revolving basis provided that, at no time shall the aggregate amounts outstanding under such draws exceed $2 million. In addition to the aforementioned funding sources, the NRC has been granted a pledge on the proceeds from any of the FMRI notes and shall receive an indemnification from reorganized Fansteel Inc. with respect to Reorganized Fansteel's obligations thereunder. Similarly, the Oklahoma Department of Environmental Quality ("ODEQ") has been granted a pledge on the proceeds from the FMRI Secondary Note and shall also receive indemnification from Reorganized Fanstee's obligations thereunder. The relative rights of the NRC and the ODEQ to this collateral is governed by an Intergovernmental Agreement between the NRC and the ODEQ.

     (b) Holders of environmental claims and/or obligations arising from or with respect to the property at Number One Tantalum Place, North Chicago, Illinois (the "North Chicago Facility") shall receive and/or be the beneficiaries of the remediation of the North Chicago Facility to be undertaken by North Chicago, Inc. ("NCI"), one of the Special Purpose Subsidiaries to be formed pursuant to the Plan, in accordance with the North Chicago Consent Decree. Pursuant to the Plan, the North Chicago Facility, consisting of Fansteel's real property and other assets associated with the operation will be transferred to NCI. NCI will be solely and directly responsible for the monitoring and remedial actions to be


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undertaken with respect  to the North Chicago  Facility and those  operations of
NCI shall be funded by a series of non-interest bearing notes issued to NCI by reorganized Fansteel Inc. as follows: (i) A $2.17 million unsecured note maturing December 31, 2013 with payments matched to correspond to NCI's anticipated expenditures for remediation costs of the North Chicago Facility;
(ii)   disbursements   from  an  account  (the  "North  Chicago  Site  Account")
established by and under the control of the Environmental Protection Agency ("EPA") in the amount of $425,000 funded by certain other Federal PRP's of the North Chicago Facility, which disbursements may be requested by NCI in the event that NCI determines that the costs for the North Chicago Response Action will exceed $1.6 million; and (iii) an unsecured contingent note of up to $500,000 to be issued within 30 days of receipt of notice from the EPA that the balance of the North Chicago Site Account is less than $100,000, if the costs of performing the response actions at the North Chicago Facility will exceed $2.025 million. In addition to the above sources of funding the response action at the North Chicago Facility, the Plan provides that Net Insurance Proceeds, under certain circumstances will be used to fund obligations under the notes and to make distributions on account of claims held be certain of the Federal PRPs.

     Notwithstanding the above, on November 13, 2003 the City of North Chicago (the "City") and Fansteel executed an option agreement (the "Option") allowing the City to acquire the North Chicago Facility from Fansteel for $1.4 million in lieu of the City exercising its powers of eminent domain. Under the Option Agreement, the City has until June 1, 2004 (the "Option Period") to exercise the Option. If the City exercises the Option, the City will allow Fansteel to continue to lease the space for its administrative offices for up to 90 days following the City's exercise of the Option without any obligation to pay any rent for such period. Further, upon receipt of the proceeds from the Option, under the Plan, NCI shall transfer the funds to EPA and will be released from any and all of its obligations to implement the North Chicago Response Action under the North Chicago Consent Decree, subject to completing the Environmental Engineering/Cost Analysis report, and any outstanding notes issued by reorganized Fansteel to NCI shall be cancelled. Reorganized Fansteel's remaining obligations with respect to the North Chicago Facility shall be solely limited to issuance and delivery to EPA of an unsecured, non-interest bearing promissory note in the principal amount of $700,000, less any amounts previously paid to NCI under the original notes as of such date, payable in equal semi-annual payments to be made over a three-year period beginning six months after issuance, provided, however, that certain amounts expended by Reorganized Fansteel or NCI for the completion of the Environmental Engineering/Cost
Analysis after the Closing shall be and be deemed to be a prepayment of amount due under such new note. Further, reorganized Fansteel shall continue to pursue, collect and turnover insurance proceeds, adjusted to reflect the agreement between the parties. Following the City's exercise of the Option, the EPA shall be solely responsible to perform the North Chicago Response Action.

         In addition to and independent of the North Chicago Facility Environmental Claims/Obligations described above, the general unsecured claims of the Department of the Navy, the National Oceanic and Atmospheric Administration and Department of the Interior arising from the North Chicago Facility also receive a distribution as if such parties held a single allowed general unsecured claim, as described above, in the amount of $100,000 (to be allocated by and among such parties at their discretion) and an aggregate distribution of 50% of that portion of the net insurance proceeds, if any, received by Reorganized Fansteel after satisfaction in full of its obligations under any contingent note issued to NCI.

         (c) Holders of environmental claims and/or obligations arising from or with respect to the property at 203 Lisle Industrial Road, Lexington, Kentucky (the "Lexington Facility") shall receive and/or be the beneficiaries of the remediation of the Lexington Facility to be undertaken by FLRI, Inc. ("FLRI"), one of the special purpose subsidiaries to be formed pursuant to the Plan. Pursuant to the Plan, the Lexington Facility, consisting of Fansteel's real property and other assets associated with the operation will be transferred to FLRI. FLRI will be solely and directly responsible for the monitoring and remedial actions to be undertaken with respect to the Lexington Facility and the operations of FLRI shall be funded by:

                  (i) A $1.78 million unsecured, non-interest bearing note maturing 12/31/2013 issued by Reorganized Fansteel to FLRI with payments matched to correspond to FLRI's anticipated expenditures for remediation costs; and

                  (ii) a contingent note in an amount to be determined by FLRI following completion of the site characterization (expected to be completed by March 31, 2006) and sufficient to fund any remaining costs of remediation that may exist; and

                  (iii) net insurance proceeds, if any, received by Reorganized Fansteel with respect to claims arising from or related to the Lexington Facility.

         (d) Holders of environmental claims and/or obligations arising from or with respect to the property at 801 Market Street, Waukegan, Illinois (the "Waukegan Facility") shall receive and/or be the beneficiaries of the remediation of the Waukegan Facility to be undertaken by Waukegan, Inc. ("WI"), one of the special purpose subsidiaries to be formed pursuant to the Plan. Pursuant to the Plan, the Waukegan Facility, consisting of Fansteel's real property and other assets associated with the operation will be transferred to WI. WI will be solely and directly responsible for the monitoring and remedial actions to be undertaken with respect to the Waukegan Facility and the operations WI shall be funded by:

                  (i) A $1.25 million unsecured, non-interest bearing note maturing 12/31/2013 issued by Reorganized Fansteel to WI with payments matched to correspond to WI's anticipated expenditures for remediation costs; and

                  (ii) net insurance proceeds, if any, received by Reorganized Fansteel with respect to Waukegan Facility claims.

         (e) The remaining environmental claims and obligations arising from or related to the Li Tungsten site in Superfund Site in Glen Cove, New York, the PCB Treatment Superfund Sites in Kansas City, Missouri and Kansas City, Kansas, the Old Southington Landfill Site in Southington, Connecticut and the Operating Industries, Inc. Superfund Site in Los Angeles, California, asserted against Fansteel in the respective amounts of $1.5 million (PCB Treatment), $95 million (Operating Industries), $17 million (Li Tungsten), and $39 million (Old Southington) are each subject to the EPA CERCLA PRP Settlement Agreement approved by order of the Court entered on November 17, 2003, provided that in full satisfaction of such claims and obligations under the Plan, the holders of such claims shall each receive (i) a pro rata share of the cash distribution to holders of general unsecured claims as if such parties held allowed general unsecured claims of: $132,000 (PCB Treatment), $460,898 (Operating Industries), $25,000 (Li Tungsten), and $100,000 (Old Southington), respectively and distributions of net insurance proceeds, if any, recovered by reorganized Fansteel Inc. on account of balance of such allowed claims up to the maximum payment from such insurance proceeds of following respective amounts: $200,000 (PCB Treatment), $500,000 (Operating Industries), $100,000 (Li Tungsten), and $100,000 (Old Southington).

     (f) The environmental claims and obligations associated with the facility owned and operated by Wellman located at 1746 Commerce Road, Creston, Union County, Iowa (the "Iowa Facility") have been fully satisfied and resolved in accordance with the Administrative Order on Consent by and between Wellman Dynamics Corp. ("Wellman"), and the EPA approved by order of the Court dated November 4, 2003. The Administrative Order on Consent provides for EPA approval of a work plan to characterize the extent of any contamination associated with certain SWMUs and evaluation of alternatives to remediate any residual contamination associated with SWMUs in accordance with Wellman's on-going RCRA obligations at the Iowa Facility. Wellman estimates the costs associated with the closure activities for the SWMUs will be approximately $2,144,000 through 2010.

     The Plan provides for 5% of the new common stock of Reorganized Fansteel to be reserved for distributions to certain Fansteel employees under the Fansteel Employee Stock Option Plan.

     Under the Plan all intercompany claims will be extinguished and/or contributed as capital at Fansteel's discretion and receive no distribution.

         The Plan also provides that, with the exception of Fansteel, the existing common stock interests in each of the U.S. subsidiaries will be reinstated and that Escast, Inc., Washington Manufacturing Co., Phoenix Aerospace Corp., Custom Technologies Corp., Fansteel Holdings, Inc. and American Sintered Technologies, Inc. will be merged with and into Reorganized Fansteel such that the surving reorganized debtor entities will be Fansteel and its wholly-owned subsidiary, Wellman Dynamics, Corp.

Fansteel's Board of Directors

     Pursuant to the Plan, the term of pre-reorganized Fansteel's Board of Directors expires on the Effective Date. As of the Effective Date of the Plan, Fansteel's Board of Directors is comprised of the following:

         -    Gary L. Tessitore, the Chief Executive Officer and President;

         -    Richard R. Burkhart, selected by the Creditors' Committee;

         -    Jeffrey G. Vogelsang, selected by the Creditors' Committee;

         -    David A. Groshoff, selected by the PBGC; and

         -    John R. Parker, selected by the PBGC.

Wellman's Board of Directors:

     Pursuant to the Plan, the term of pre-reorganized Wellman's Board of Directors expires on the Effective Date. As of the Effective Date of the Plan, Wellman's Board of Directors is comprised of the following:

         -    David E. Leitten, President;

         -    Gary L. Tessitore; and

         -    E. Jonathan Jackson;


     The Plan further provides that the initial Board of Directors of Reorganized Fansteel will serve for an initial term of one year from and after the Effective Date. Thereafter, the Board of Directors will be elected in accordance with Fansteel's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and applicable law.

Fansteel Inc.'s New Capital Structure and Equity Ownership

     Pursuant to the Plan, all of Fansteel's existing common stock, par value $2.50 per share (the "Old Common Stock") and options to purchase Old Common Stock was cancelled as of the Effective Date.

         The Plan authorizes the issuance of 3,600,000 shares of common stock, par value $.01 per share, of Reorganized Fansteel. Holders of allowed general unsecured claims (other than the PBGC) will receive approximately 53% stock ownership. The PBGC will receive approximately 22% of the common stock being issued in the reorganization as part of the settlement of its claims related to the under-funding of Fansteel's now-terminated Consolidated Pension Plan. The shareholders of pre-reorganized Fansteel will receive approximately 25% of the newly-issued stock. All of the foregoing issuances are subject to dilution for issuances of up to 5% of the Company's authorized common stock reserved for issuances under the Company's employee plan, also approved as part of the confirmation. On or before 20 business days from the Effective Date, an initial distribution of new common stock will be made to holders of certain Allowed Claims, the PBGC and to holders of the Old Common Stock, as of the Effective Date.

Financial Information

         The Company's and each of its U.S. subsidiaries' unconsolidated, unaudited monthly operating reports for the period from November 1, 2003 to November 30, 2003 were previously filed as Exhibits 99.1 though 99.8 to the Company's 8-K filed with the Securities and Exchange Commission on January 7, 2004 and are incorporated by reference herein in their entirety.

Item 7.  Financial Statements and Exhibits.


EXHIBIT NO.   DESCRIPTION

99.1          Second Amended Joint Reorganization Plan of Fansteel and
              Subsidiaries

99.2 Confirmation Order of Bankruptcy Court entered on December 23, 2003 and November 17, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FANSTEEL INC.

                                   By:    /s/ GARY L. TESSITORE
                                          ------------------------
                                   Name:  Gary L. Tessitore
                                   Title: President and
                                          Chief Executive Officer


                                   By:    /s/ R. MICHAEL MCENTEE
                                          -------------------------
                                   Name:  R. Michael McEntee
                                   Title: Vice President and
                                          Chief Financial Officer

Dated:  February 4, 2004